Exhibit 10.1
BAKER HUGHES INCORPORATED
SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated
Effective January 1, 2009)

BAKER HUGHES INCORPORATED
SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated
Effective January 1, 2009)
WITNESSETH:
     WHEREAS, Baker Hughes Incorporated and other adopting entities have heretofore adopted the Baker Hughes Incorporated Supplemental Retirement Plan, hereinafter referred to as the “Plan,” for the benefit of their eligible employees; and
     WHEREAS, Baker Hughes Incorporated desires to amend and restate the Plan, on behalf of itself and on behalf of the other adopting entities;
     NOW THEREFORE, the Plan is hereby restated in its entirety as follows, effective as of January 1, 2009 except to the extent that an earlier effective date is specified.

BAKER HUGHES INCORPORATED
SUPPLEMENTAL RETIREMENT PLAN

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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BAKER HUGHES INCORPORATED
SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated
Effective January 1, 2009)
ARTICLE I
DEFINITIONS AND CONSTRUCTION
     1.01 Definitions. The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.
     “Account(s)” means all ledger accounts pertaining to a Participant or former Participant which are maintained by the Plan Administrator or Plan recordkeeper to reflect the Company’s obligation to the Participant or former Participant under the Plan. The Plan Administrator or Plan recordkeeper shall establish the following subaccounts and any additional subaccounts that the Plan Administrator considers necessary to reflect the entire interest of the Participant or former Participant under the Plan. Each of the subaccounts listed below and any additional subaccounts established by the Plan Administrator shall reflect credits and debits made to such subaccounts for earnings, losses, distributions and forfeitures.
     (a) Participant Deferral Account — the Participant’s or former Participant’s deferrals, if any, made pursuant to Section 3.01.
     (b) Company Matching Deferral Account — the credits on behalf of a Participant or former Participant made pursuant to Section 4.01.
     (c) Company Base Thrift Deferral Account — the credits on behalf of a Participant or former Participant, if any, made pursuant to Section 4.02.
     (d) Company Pension Deferral Account — the credits on behalf of a Participant or former Participant, if any, made pursuant to Section 4.03.
     (e) Company Discretionary Deferral Account — the credits on behalf of a Participant or former Participant, if any, made pursuant to Section 4.04.
     The Plan Administrator or Plan recordkeeper shall also maintain records that reflect a Participant’s or former Participant’s Grandfathered Amounts.
     “Affiliate” means any entity which is a member of the same controlled group of corporations within the meaning of section 414(b) of the Code, or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code), or which is a member of an affiliated service group (within the meaning of section 414(m) of the Code), with Baker Hughes.

     “Annual Incentive Plan” means Baker Hughes Incorporated 1995 Employee Annual Incentive Compensation Plan, as amended from time to time, or any successor annual bonus program that is exempt from section 162(m) of the Code.
     “Assets” means assets of any kind owned by Baker Hughes, including but not limited to securities of Baker Hughes’ direct and indirect subsidiaries and Affiliates.
     “Baker Hughes” means Baker Hughes Incorporated, a Delaware corporation.
     “Base Compensation” means a Participant’s base salary or wages measured on an annual basis (as defined in section 3401(a) of the Code for purposes of federal income tax withholding) from the Company, modified by including any portion thereof that such Participant could have received in cash in lieu of (a) Participant Deferrals pursuant to Section 3.01 or (b) elective contributions made on his behalf by the Company pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code and any elective contributions under a cafeteria plan described in section 125, and modified further by excluding any bonus; incentive compensation; commissions; expense reimbursements or other expense allowances; fringe benefits (cash and noncash); moving expenses; deferred compensation (other than (a) Participant Deferrals pursuant to Section 3.01 or (b) elective contributions to the Company’s qualified cash or deferred arrangement described in section 401(k) of the Code); welfare benefits as defined in the Employee Retirement Income Security Act of 1974, as amended; overtime pay; special performance compensation amounts and severance compensation.
     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to the term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
     “Board” means the Board of Directors of Baker Hughes.
     “Bonus” means the Employee’s incentive bonus earned under the Annual Incentive Plan for services rendered or labor performed by the Employee during the applicable Plan Year. An Employee’s Bonus shall be determined by including any portion thereof that such Employee could have received in cash in lieu of (a) any Participant Deferrals pursuant to Section 3.01 or (b) elective contributions made on his behalf by the Company pursuant to a qualified cash or deferred arrangement (as defined in section 401(k) of the Code) or pursuant to a plan maintained under section 125 of the Code.
     “Change in Control” means the occurrence of any of the following events:
     (a) the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;
     (b) the consummation of a Merger of Baker Hughes or an Affiliate of Baker Hughes with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;
     (c) any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of Baker Hughes representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities;
     (d) a sale, transfer, lease or other disposition of all or substantially all of Baker Hughes’ Assets is consummated (an “Asset Sale”), unless:
     (i) the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of Baker Hughes’ Voting Securities immediately prior to such Asset Sale; or
     (ii) the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or
     (e) The stockholders of Baker Hughes approve a plan of complete liquidation or dissolution of Baker Hughes.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committee” means the Administrative Committee or the Investment Committee that may be appointed by the Board as a Plan Administrator.
     “Company” means Baker Hughes or an Employer.
     “Company Base Thrift Deferrals” means credits to a Participant’s Account pursuant to Section 4.02.
     “Company Deferrals” means, collectively or individually, any of the deferrals made by the Company pursuant to Sections 4.01, 4.02, 4.03 and 4.04.
     “Company Discretionary Deferrals” means credits, if any, to a Participant’s Account pursuant to Section 4.04.
     “Company Matching Deferrals” means credits to a Participant’s Account pursuant to Section 4.01.
     “Company Pension Deferrals” means credits to a Participant’s Account pursuant to Section 4.03.

     “Deferral Period” means the period of deferral selected by a Participant pursuant to Section 3.06 or Section 4.05.
     “Domestic Relations Order” has the meaning ascribed to that term in section 414(p) of the Code.
     “Eligible Employee” means any individual who, on the date he commences participation in the Plan, is employed by the Company on the active payroll and who is also an executive salary grade system employee (under the Company’s then current payroll system categories), or any comparable executive designations in any system that replaces the executive salary grade system. Once an individual commences participation in the Plan, he may continue participation even if his payroll system status changes to a level that is below the executive salary grade system, provided that the individual continues to remain a member of a select group of management or a highly compensated employee, as determined by the Plan Administrator.
     “Employer” means any Affiliate that adopts the Plan pursuant to the provisions of Article XII.
     “Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
     “Entry Date” means the first day of each Plan Year.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act.
     “Funds” means the investment funds designated from time to time for the deemed investment of Accounts pursuant to Article VI.
     “Grandfathered Amounts” means amounts credited under the Plan that were earned and vested as of December 31, 2004 within the meaning of Section 409A, and earnings and losses thereon.
     “Incumbent Director” means —
     (a) a member of the Board on July 24, 2008, or
     (b) an individual —
     (i) who becomes a member of the Board after July 24, 2008;
     (ii) whose appointment or election by the Board or nomination for election by Baker Hughes’ stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and

     (iii) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.
     “Ineligible Pension Plan Compensation” means with respect to each Participant and each payroll period, the amount of the Participant’s compensation not taken into account under the Pension Plan benefit formula solely because (a) such Participant deferred such compensation as a Participant Deferral pursuant to Section 3.01 and/or (b) such compensation exceeded the maximum dollar limitation of section 401(a)(17) of the Code.
     “Ineligible Thrift Plan Compensation” means with respect to each Participant and each payroll period, the amount of such Participant’s compensation for such payroll period that is not considered “Compensation” under the Thrift Plan for such payroll period solely because (a) such Participant deferred such compensation as a Participant Deferral pursuant to Section 3.01 and/or (b) such compensation exceeded the maximum dollar limitation of section 401(a)(17) of the Code.
     “Merger” means a merger, consolidation or similar transaction.
     “Participant” means each Eligible Employee who has met the eligibility requirements for participation in the Plan specified in Article II.
     “Participant Deferral” means any deferral made by a Participant pursuant to Section 3.01.
     “Pay” means the sum of a Participant’s Base Compensation and Bonus.
     “Pension Plan” means the Baker Hughes Incorporated Pension Plan, as amended from time to time.
     “Person” shall have the meaning ascribed to the term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that the term shall not include (a) the Company or any of its Affiliates, (b) a trustee or other fiduciary holding Company securities under an employee benefit plan of the Company or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
     “Plan” means the Baker Hughes Incorporated Supplemental Retirement Plan, as amended from time to time.
     “Plan Administrator” means Baker Hughes, acting through its delegates. Such delegates shall include the Administrative Committee, the Investment Committee and any individual Plan Administrator appointed by the Board with respect to the employee benefit plans of Baker Hughes and its Affiliates, each of which shall have the duties and responsibilities assigned to it from time to time by the Board. As used in the Plan, the term “Plan Administrator” shall refer to the applicable delegate of Baker Hughes as determined pursuant to the actions of the Board.
     “Plan Year” means the twelve-consecutive month period commencing January 1 of each year.
     “Pre-2009 Accounts” means the Employee’s Accounts under the Plan attributable to deferrals and credits made with respect to Plan Years prior to 2009, and earnings and losses thereon.
     “Retirement” means the Employee’s voluntary termination of his employment when the Employee has attained at least 55 years of age and has at least ten (10) years of service with the Company and the Affiliates.
     “Retirement Date” means a Participant’s or former Participant’s “Retirement Date” as defined under the Thrift Plan.
     “Section 409A” means section 409A of the Code and the Department of Treasury rules and regulations issued thereunder.
     “Separation from Service” has the meaning ascribed to that term in Section 409A.
     “Specified Owner” means any of the following:
     (a) Baker Hughes;
     (b) an Affiliate of Baker Hughes;
     (c) an employee benefit plan (or related trust) sponsored or maintained by Baker Hughes or any Affiliate of Baker Hughes;
     (d) a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of the acquisition of securities directly from Baker Hughes and/or its Affiliates; or
     (e) a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger.

     “Termination of Employment” means, with respect to each Participant or former Participant, the termination of such Participant’s or former Participant’s employment with the Company and all Affiliates for any reason whatsoever.
     “Thrift Plan” means the Baker Hughes Incorporated Thrift Plan, as amended from time to time.
     “Trust” means the trust, if any, established under the Trust Agreement.
     “Trust Agreement” means the agreement, if any, entered into between the Company and the Trustee pursuant to Article XIII, as amended from time to time.
     “Trust Fund” means the funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits, and increments thereto.
     “Trustee” means the trustee or trustees qualified and acting under the Trust Agreement at any time.
     “Unforeseeable Financial Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant or of the Participant’s spouse or dependent (as defined in section 152(a) of the Code), loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance), or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Financial Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets, to the extent the liquidation of such assets will not itself cause severe financial hardship. Such foreseeable needs for funds as the desire to send a Participant’s child to college or to purchase a home will not be considered to be unforeseeable emergencies. Whether an Unforeseeable Financial Emergency exists and the amount reasonably needed to satisfy the emergency will be determined by the Committee.
     “Vested Interest” means the portion of a Participant’s or former Participant’s Accounts which, pursuant to the Plan, is nonforfeitable.
     “Voting Securities” means the outstanding securities entitled to vote generally in the election of directors or other governing body.
     1.02 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

     1.03 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.
ARTICLE II
PARTICIPATION
     2.01 Eligibility.
     (a) Each Eligible Employee shall be eligible to become a Participant for a Plan Year by electing to make Participant Deferrals pursuant to Section 3.01(a).
     (b) Each Eligible Employee who is a participant in the Thrift Plan during a Plan Year shall be eligible to become a Participant for such Plan Year by electing to make Participant Deferrals pursuant to Section 3.01(b).
     (c) Each Eligible Employee who is a participant in the Thrift Plan during a Plan Year shall be a Participant for such Plan Year with respect to Company Deferrals pursuant to Section 4.02.
     (d) Each Eligible Employee who is a participant in the Pension Plan during a Plan Year shall be a Participant for such Plan Year with respect to Company Deferrals pursuant to Section 4.03.
     (e) Notwithstanding any other provision of the Plan, in the case of a person who is not a Participant on the date of the adoption of this Agreement, such person shall not be eligible to participate in the Plan until the Plan Administrator selects him or her for participation in the Plan.
     2.02 Commencement of Participation. Prior to each Entry Date, the Plan Administrator shall notify those Eligible Employees who are determined by the Plan Administrator to be eligible to participate in the Plan as of such Entry Date. Any such Eligible Employee may elect to make Participant Deferrals beginning on such Entry Date by effecting, prior to such Entry Date and within the time period prescribed by the Plan Administrator, the Participant Deferral election in the form prescribed by the Plan Administrator. Notwithstanding any provision herein to the contrary, an Eligible Employee who first becomes an Eligible Employee on other than the first day of a Plan Year may elect to make Participant Deferrals commencing on the date the Plan Administrator selects him for participation in the Plan by effecting, prior to or within 30 days after the date he first becomes eligible to participate and within the time period prescribed by the Plan Administrator, the Participant Deferral election in the form prescribed by the Plan Administrator.
     2.03 Cessation of Participation Upon Plan Administrator Determination. Notwithstanding any provision herein to the contrary, the Plan Administrator may determine that an Eligible Employee who has become a Participant of the Plan shall cease to be entitled to make Participant Deferrals hereunder or receive credits under Article IV effective as of the first day of the Plan Year that commences subsequent to the determination. Any such Plan Administrator action shall be communicated to the affected individual prior to the effective date of such action.

Any such Eligible Employee may again become entitled to make Participant Deferrals hereunder and to receive credits under Article IV beginning on any subsequent Entry Date selected by the Plan Administrator in its sole discretion.
     2.04 Suspension of Participation Due to Certain Distributions. To the extent and for the period of time specified in Section 3.09, a Participant’s participation in the Plan shall be suspended upon his making a withdrawal under Section 8.02.
ARTICLE III
PARTICIPANT DEFERRALS
     3.01 Amount of Participant Deferrals.
     (a) A Participant meeting the eligibility requirements of Section 2.01(a) may, prior to the applicable Plan Year:
     (i) elect to defer an integral percentage of from 1% to 60% of his Base Compensation for the Plan Year; and/or
     (ii) elect to defer an integral percentage of from 1% to 100% of his Bonus earned during the Plan Year.
     Notwithstanding the foregoing, with respect to an Eligible Employee who first becomes a Participant on a date other than an Entry Date, any such Participant Deferrals pursuant to Section 3.01(a)(i) shall apply only for the portion of such Plan Year commencing with the date he first becomes a Participant and ending on the last day of such Plan Year. An Eligible Employee who first becomes a Participant during a Plan Year may not elect to defer any portion of his Bonus earned during such Plan Year.
     (b) If a Participant meets the eligibility requirements of Section 2.01(b), the Participant may elect for a Plan Year to defer the applicable percentage of his Base Compensation for the remaining portion of the Plan Year following the date his pre-tax elective deferrals under the Thrift Plan are reduced under section 402(g) or section 401(a)(17) of the Code and that is not deferred on a pre-tax basis under the Thrift Plan or under Section 3.01(a)(i) of the Plan. For purposes of this Section 3.01(b), the term “applicable percentage” means the percentage of compensation that the Participant specifies that he will defer on a pre-tax basis under the Thrift Plan in his election in effect on December 31 immediately prior to such Plan Year (or on the first day the Participant becomes a participant in the Thrift Plan during such Plan Year, if later). Except as specified below, a Participant’s deferrals under Section 3.01(b) shall commence effective for the period that begins when the Participant’s pre-tax elective deferrals under the Thrift Plan are reduced as a result of the limitations contained in section 402(g) or section 401(a)(17) of the Code. Notwithstanding the foregoing, if a Participant reduces his pre-tax elective deferrals under the Thrift Plan during a Plan Year, any attendant decrease in his Participant Deferrals under Section 3.01(b) will not be recognized under the Plan to the extent that the decrease exceeds the amount of the limitation applicable to the Participant for the Plan Year under section 402(g) of the Code. If a Participant increases his pre-tax elective deferrals under the Thrift Plan during a Plan Year, the Participant’s deferrals pursuant to this Section 3.01(b) shall commence and be computed in the same manner as if no change had been made in the Participant’s pre-tax deferrals under the Thrift Plan.
     3.02 Participant Deferral Elections. Pay for a Plan Year that is not deferred pursuant to an election under Sections 3.01(a) and (b) shall be received by such Participant in cash. A Participant’s election to defer an amount of his Pay pursuant to this Section shall be made by effecting, in the form prescribed by the Plan Administrator, a Participant Deferral election pursuant to which the Participant authorizes the Company to reduce his Pay in the elected amount and the Company, in consideration thereof, agrees to credit an equal amount to his Participant Deferral Account maintained under the Plan. The reduction in a Participant’s Pay pursuant to his Participant Deferral election shall be effected by Pay reductions each payroll period as determined by the Plan Administrator following the effective date of such election. Participant Deferrals made by a Participant shall be credited to his Participant Deferral Account as of a date determined in accordance with procedures established from time to time by the Plan Administrator; provided, however, that such Participant Deferrals shall be credited to his Participant Deferral Account no later than 30 days after the date upon which the Pay deferred would have been received by such Participant in cash had he not elected to defer such amount pursuant to Section 3.01.
     3.03 Period of Effectiveness of Participant Deferral Elections. A Participant Deferral election pursuant to Sections 3.01(a) and (b) shall become effective as of the Entry Date (or later initial eligibility date, if applicable) which is on or after the date the election is effected by the Participant. With respect to an Eligible Employee who first becomes a Participant on other than an Entry Date, any such Participant Deferrals pursuant to Sections 3.01(a)(i) or 3.01(b) shall apply only to Base Compensation earned during such Plan Year commencing after his deferral election for such Plan Year. A Participant Deferral election pursuant to Section 3.01(a)(ii) shall become effective as of the first day of the Plan Year following the date the election is effected by the Participant. A Participant Deferral election shall remain in force and effect for the entire (or partial, if applicable) Plan Year to which such election relates. A Participant Deferral election shall be made for each Plan Year, or partial Plan Year, in which the Participant is eligible to participate. Plan provisions to the contrary notwithstanding, a Participant Deferral election shall be suspended during any period of unpaid leave of absence from the Company.
     3.04 Changes to Participant Deferral Election. A Participant who makes a Participant Deferral election may change his election for future Participant Deferrals, as of the Entry Date of any subsequent Plan Year, by effecting such change in the annual election prior to the Entry Date of such Plan Year, in the form and within the time period prescribed by the Plan Administrator. Any such change shall be effective as of the Entry Date of such Plan Year.
     3.05 Cancellation of Participant Deferral Election. A Participant who has made a Participant Deferral election may cancel his election for future Participant Deferrals, as of the Entry Date of any subsequent Plan Year, by effecting such cancellation in the annual election prior to the Entry Date of such Plan Year, in the form and within the time period prescribed by the Plan Administrator. Any such change shall be effective as of the Entry Date of such Plan Year. A Participant who so cancels his Participant Deferral election may again make a new

Participant Deferral election for a subsequent Plan Year, if he satisfies the eligibility requirements set forth in Article II, by effecting a new Participant Deferral election prior to the Entry Date of such Plan Year, in the form and within the time period prescribed by the Plan Administrator.
     3.06 Time and Form of Payment Specified in Participant Deferral Election. A Participant Deferral election shall indicate the applicable time and form of payment, as provided in Sections 9.02, 9.03, 9.04 and 9.05 for the Pay deferred under the election for such Plan Year and the net income (or net loss) allocated with respect thereto. Such time and form of payment election for such Plan Year shall also apply to any Company Deferrals for such Plan Year and the earnings and losses allocated with respect thereto. Each Participant’s Accounts shall be divided into subaccounts to reflect the Participant’s various elections respecting time and form of payment. Notwithstanding the foregoing, with respect to the portion of a Participant’s Account attributable to the amount, if any, credited to his Account on December 31, 1994, under the Plan as in effect immediately prior to the January 1, 1995 restatement of the Plan, such portion and the net income (or net loss) allocated with respect thereto shall be allocated to a subaccount which shall be payable at the time and in the form provided under the Plan as in effect immediately prior to such restatement. In accordance with procedures established by the Plan Administrator, a Participant may elect to have his Account or subaccount balance paid or commence to be paid (i) upon the expiration of a specified term following the Participant’s Separation from Service, (ii) as soon as administratively practicable after December 31 of the Plan Year in which the Participant’s Separation From Service occurs, (iii) on a date specified by the Participant that is at least 18 months following the end of the Plan Year for which the deferral election is made, or (iv) upon the earlier to occur of the date specified in clause (iii) or the date specified in clause (ii) (the “Deferral Period”). The Plan Administrator is authorized to establish written guidelines concerning limitations on the number of subaccounts respecting time and form of payment that may be maintained under the Plan for any given Participant. Any such written guidelines shall be deemed to be incorporated by reference in the Plan. Once an election as to time and form of payment has been made for a Plan Year, the election may not be changed by the Participant or former Participant except as specified in Sections 3.07 and 3.08.
     3.07 Irrevocable Change of Election of Time and/or Form of Payment for Grandfathered Amounts. In accordance with procedures established by the Plan Administrator, a Participant or former Participant may make a one-time irrevocable election to change the time and/or form of payment he previously selected for all of the Grandfathered Amounts credited to his Account. Any such change election must be made no later than 18 months before the date on which such amounts were scheduled to be paid or commence to be paid under the Participant’s or former Participant’s original election. In addition, any such change election may not provide for a payment or commencement of payment that is earlier than 18 months after the date on which the change election is made. For purposes of calculating the 18-month period, such period will commence on the first day of the month immediately following the month in which the election is made.
     3.08 Change of Time and Form of Payment for Amounts Other Than Grandfathered Amounts. In accordance with procedures established by the Plan Administrator, a Participant or former Participant may make an election to change the time and/or form of payment he previously selected for the amounts credited to his Account other than Grandfathered Amounts. Any such change election must be made no later than 12 months before the date on which such amounts were scheduled to be paid or commence to be paid under the Participant’s or former Participant’s original election. In addition, any such change election may not provide for a payment or commencement of payment that is earlier than five years after the date on which the amounts were originally scheduled to be paid or commence to be paid. For purposes of this Section 3.08, installment payments shall be treated as a single payment.
     3.09 Suspension of Participant Deferrals Due to Withdrawal for Unforeseeable Financial Emergency. Upon written petition of a Participant, in the event that the Plan Administrator determines in its sole discretion that such Participant has suffered an Unforeseeable Financial Emergency or that such Participant will, absent termination of such Participant’s Participant Deferral election then in effect, suffer an Unforeseeable Financial Emergency, then the Participant Deferral election of such Participant then in effect, if any, shall be terminated as soon as administratively practicable after such determination. A Participant whose Participant Deferral election has been so terminated may again make a new Participant Deferral election for a subsequent Plan Year that commences at least twelve months after the effective date of such termination, if he satisfies the eligibility requirements set forth in Article II and by effecting a new Participant Deferral election for such Plan Year, in the form and within the time period prescribed by the Plan Administrator.
ARTICLE IV
COMPANY DEFERRALS
     4.01 Company Matching Deferrals. If the Participant makes the maximum pre-tax elective deferral under the Thrift Plan permitted under section 402(g) of the Code (or other applicable legal limitation) and the Participant elects to defer pursuant to Section 3.01(a) or Section 3.01(b), the Company shall make a Company Matching Deferral on his behalf in an amount equal to (A) minus (B) where (A) is five percent of the Participant’s Base Compensation and Bonus scheduled to be paid for the Plan Year (whether or not deferred under the Plan or the Thrift Plan) and (B) is the amount of matching contributions made for the Participant for the Plan Year under the Thrift Plan. If the Participant does not make the maximum pre-tax elective deferral under the Thrift Plan permitted under section 402(g) of the Code (or other applicable legal limitation) and the Participant elects to defer pursuant to Section 3.01(a) or Section 3.01(b), the Company shall make a Company Matching Deferral on his behalf in an amount equal to (A) minus (B) where (A) is five percent of the Participant’s Base Compensation and Bonus for the Plan Year (whether or not deferred under the Plan or the Thrift Plan) and (B) is the maximum amount of matching contributions that would have been made for the Participant for the Plan Year had he contributed the maximum pre-tax deferral under the Thrift Plan permitted under section 402(g) of the Code (or other applicable legal limitation). Company Matching Deferrals made on a Participant’s behalf pursuant to this Section 4.01 shall be credited to such Participant’s Company Matching Deferral Account in one or more installments, as determined by the Plan Administrator, as of a date or dates within the Plan Year.
     4.02 Company Base Thrift Deferrals. For each payroll period, the Company shall defer an amount on behalf of each Participant who is entitled to an allocation of “Company Base Contributions” under the Thrift Plan for such payroll period. The amount of each such Company

Deferral shall be a percentage of the Participant’s Ineligible Thrift Plan Compensation, if any, for such payroll period, with such percentage being equal to the percentage utilized under the Thrift Plan to determine the Participant’s “Company Base Contribution” for such payroll period under the Thrift Plan. Company Base Thrift Deferrals on behalf of a Participant pursuant to this Section 4.02 shall be credited to such Participant’s Company Base Thrift Deferral Account in accordance with the procedures established from time to time by the Plan Administrator.
     4.03 Company Pension Deferrals. For each payroll period, the Company shall defer an amount on behalf of each Participant equal to the percentage of such Participant’s Ineligible Pension Plan Compensation, if any, for such payroll period. Company Pension Deferrals on behalf of a Participant pursuant to this Section 4.03 shall be credited to such Participant’s Company Pension Deferral Account in accordance with the procedures established from time to time by the Plan Administrator.
     4.04 Company Discretionary Deferrals. As of any date selected by the Company, the Company may credit a Participant’s Company Discretionary Deferral Account with Company Discretionary Deferrals in such amount, if any, as the Company shall determine in its sole discretion. Such credits may be made on behalf of some Participants but not others, and such credits may vary in amount among individual Participants.
     4.05 Time and Form of Payment Elections for Company Deferrals. A Participant who does not have a time and form of payment election in effect pursuant to Section 3.06 for a given Plan Year shall make a time and form of payment election, as provided in Sections 9.03 and 9.05 (Sections 9.02 and 9.04 with respect to Grandfathered Amounts), for Company Base Thrift Deferrals, Company Pension Deferrals, and Company Discretionary Deferrals for such Plan Year. Such election shall be made in accordance with the same procedures as apply to Participant Deferral elections under Section 3.06. A Participant who had made a time and form of payment election pursuant to this Section 4.05 may change his election for future Company Base Thrift Deferrals, Company Pension Deferrals, and Company Discretionary Deferrals as of the Entry Date of any subsequent Plan Year, by effecting a new election prior to the Entry Date of such Plan Year, in the form and within the time period prescribed by the Plan Administrator. Each Participant’s Accounts shall be divided into subaccounts to reflect the Participant’s various elections respecting time and form of payment. Once an election as to time and form of payment has been made for a Plan Year, the election may not be changed by the Participant or former Participant except as specified in Section 3.07, or Section 3.08, as applicable.
ARTICLE V
VALUATION OF ACCOUNTS
     All amounts allocated to the Accounts of a Participant shall be deemed to be invested as of the date of such allocation, and the balance of each Account shall reflect the result of daily pricing of the assets in which such Account is deemed to be invested from the time of such allocation until the time of distribution.

ARTICLE VI
DEEMED INVESTMENT OF FUNDS
     Participants’ and former Participants’ Accounts shall be deemed to be credited with earnings and losses. For the purpose of determining the earnings or losses to be credited to the Participant’s or former Participant’s Accounts under the Plan, the Plan Administrator shall assume that the Participant’s or former Participant’s Accounts are invested in units or shares of the Funds in the proportions selected by the Participant or former Participant in accordance with procedures established by the Plan Administrator. This amount accrued by the Plan Administrator as additional deferred compensation shall be a part of the Company’s obligation to the Participant or former Participant. The determination of deemed earnings and losses on amounts deemed credited to the Participant’s or former Participant’s Account shall in no way affect the ability of the general creditors of the Company to reach the assets of the Company (including any rabbi trust maintained in connection with the Plan) in the event of the insolvency or bankruptcy of the Company or place the Participants or former Participants in a secured position ahead of the general creditors of the Company. Although a Participant’s or former Participant’s investment selections made in accordance with the terms of the Plan and such procedures as may be established by the Plan Administrator shall be relevant for purposes of determining the Company’s obligation to the Participant or former Participant under the Plan, there is no requirement that any assets of the Company (including those held in any rabbi trust) shall be invested in accordance with the Participant’s or former Participant’s investment selections.
     Each Participant or former Participant shall designate, in accordance with the procedures established from time to time by the Plan Administrator, the manner in which the amounts allocated to his Accounts shall be deemed to be invested from among the Funds made available from time to time for such purpose by the Plan Administrator. Such Participant or former Participant may designate one of such Funds for the deemed investment of all such amounts allocated to his Accounts or he may split the deemed investment of such amounts allocated to his Accounts among such Funds in such increments as the Plan Administrator may prescribe. If a Participant or former Participant fails to make a proper designation, then his Accounts shall be deemed to be invested in the Fund or Funds designated in a uniform and nondiscriminatory manner by the Plan Administrator from time to time.
     A Participant may change his deemed investment designation for future deferrals to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Plan Administrator, and the frequency of such changes may be limited by the Plan Administrator.
     A Participant or former Participant may elect to convert his deemed investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Plan Administrator, and the frequency of such conversions may be limited by the Plan Administrator.

ARTICLE VII
DETERMINATION OF VESTED INTEREST AND FORFEITURES
     7.01 Vested Interest. A Participant or former Participant shall have a 100% Vested Interest in amounts credited to his Participant Deferral Account and his Company Matching Deferral Account at all times. A Participant or former Participant shall have a Vested Interest in the amounts credited to his Company Base Thrift Deferral Account and Company Discretionary Deferral Account equal to his nonforfeitable interest in his “Company Non-Matching Accounts” under the Thrift Plan. A Participant or former Participant shall have a Vested Interest in the amounts credited to his Company Pension Deferral Account equal to his nonforfeitable interest in his account under the Pension Plan. Further, a Participant or former Participant shall have a 100% Vested Interest in amounts credited to his Company Base Thrift Deferral Account, Company Pension Deferral Account, and Company Discretionary Deferral Account upon such Participant’s or former Participant’s Termination of Employment after attainment of his Retirement Date or by reason of death. Effective July 24, 2008, if a Change in Control occurs, a Participant who has not incurred a Separation From Service prior to the date of the Change in Control shall have a 100% Vested Interest in amounts credited to his Company Base Thrift Deferral Account, Company Pension Deferral Account, Company Discretionary Deferral Account and Company Pension Deferral Account upon the occurrence of the Change in Control.
     7.02 Forfeitures. A Participant or former Participant who incurs a Termination of Employment with a Vested Interest in amounts credited to his Company Base Thrift Deferral Account, Company Pension Deferral Account, and Company Discretionary Deferral Account that is less than 100% (determined after giving effect to any provision in Section 7.01 that may provide for an increase in such Participant’s Vested Interest upon a Termination of Employment) shall forfeit to the Company the nonvested portion of amounts credited to his Company Base Thrift Deferral Account, Company Pension Deferral Account, and Company Discretionary Deferral Account as of the date of such Termination of Employment.
ARTICLE VIII
ACCELERATED DISTRIBUTIONS
     8.01 Restrictions on In-Service Distributions and Loans. Except as provided in Section 8.02, or as elected by a Participant pursuant to Section 3.06 or Section 4.05 (as such election may be changed pursuant to Section 3.07 or Section 3.08) Participants shall not be permitted to make withdrawals from, or to receive distributions under, the Plan while they are employed by the Company or an Affiliate. Participants shall not, at any time, be permitted to borrow from the Trust Fund. Except as provided in Sections 8.02 and 14.04, all benefits under the Plan shall be paid in accordance with the provisions of Article IX.
     8.02 Emergency Benefit. In the event that the Plan Administrator, upon written petition of a Participant who has not incurred a Termination of Employment, determines in its sole discretion that such Participant has suffered an Unforeseeable Financial Emergency, such Participant shall be entitled to a distribution in an amount not to exceed the lesser of (a) the amount determined by the Plan Administrator as necessary to meet such Participant’s needs created by the Unforeseeable Financial Emergency or (b) the then value of such Participant’s

Vested Interest in his Accounts. Such benefit shall be paid in a single lump sum payment as soon as administratively practicable after the Plan Administrator has made its determinations with respect to the availability and amount of such benefit. If a Participant’s Accounts are deemed to be invested in more than one Fund, such benefit shall be distributed pro rata from each Fund in which such Accounts are deemed to be invested. If a Participant’s Accounts contain more than one distribution subaccount, such benefit shall be considered to have been distributed, first, from the subaccount with respect to which the earliest distribution would be made, then, from the subaccount with respect to which the next earliest distribution would be made, and continuing in such manner until the amount of such distribution has been satisfied.
ARTICLE IX
PAYMENT OF BENEFITS
     9.01 Amount of Benefit. Upon the expiration of the Deferral Period, the Participant (or, in the event of the death of the Participant while employed by the Company or an Affiliate, the Participant’s designated beneficiary) or former Participant shall be entitled to a benefit equal in value to the Participant’s or former Participant’s Vested Interest in the balance in his Accounts as of the date the payment of such benefit is to commence pursuant to Section 9.02 and/or Section 9.03 (adjusted for subsequent deemed investment gains or losses in the case of benefits paid in the form of installments).
     9.02 Time of Payment of Grandfathered Amounts. Payment of a Participant’s or former Participant’s benefit under Section 9.01 shall be made or shall commence, with respect to such Participant’s or former Participant’s Accounts, or with respect to such Participant’s or former Participant’s subaccounts established pursuant to Section 3.06 and/or Section 4.05 separately and respectively, as follows. To the extent that the Participant or former Participant elected to have his Accounts or subaccounts paid upon his Termination of Employment, the Participant’s or former Participant’s benefit shall be paid or commence to be paid as soon as administratively practicable after the last day of the calendar year coincident with or next following the date the Participant or former Participant incurs a Termination of Employment. To the extent that the Participant or former Participant elected to have his Accounts or subaccounts paid after a specified term, the Participant’s or former Participant’s benefit shall be paid or commence to be paid as soon as administratively practicable after the expiration of such specified term. With respect to any portion of a Participant’s or former Participant’s benefit for which no time of payment election is in effect, payment of such amount shall be made or commence as soon as administratively practicable after the last day of the calendar year coincident with or next following the date the Participant or former Participant incurs a Termination of Employment. A Participant’s or former Participant’s benefit shall not, however, be paid or commence prior to the date that all Participant Deferrals and Company Deferrals made pursuant to the Plan have been allocated to such Participant’s or former Participant’s Accounts.
     9.03 Time of Payment of Amounts Other Than Grandfathered Amounts. Payment of a Participant’s or former Participant’s benefit under Section 9.01 shall be made or shall commence, with respect to such Participant’s or former Participant’s Accounts, or with respect to such Participant’s or former Participant’s subaccounts established pursuant to Section 3.06 and/or Section 4.05 separately and respectively, as follows. To the extent that the Participant or former Participant elected to have his Accounts or subaccounts paid upon his Separation From Service, the Participant’s or former Participant’s benefit shall be paid or commence to be paid on the later of (1) the first day of the month coincident with or next following the date that is six months after the date of the Separation From Service or (2) the first day of the Plan Year next following the date of the Participant’s or former Participant’s Separation From Service. To the extent that the Participant or former Participant elected to have his Accounts or subaccounts paid after a specified term, the Participant’s or former Participant’s benefit shall be paid or commence to be paid upon the expiration of such specified term. With respect to any portion of a Participant’s or former Participant’s benefit for which an election was not made in accordance with Section 3.06 or Section 4.05, payment of such amount shall be made or commence on the later of (1) the first day of the month coincident with or next following the date that is six months after the date of the Participant’s or former Participant’s Separation From Service or (2) the first day of the Plan Year next following the date of the Participant’s or former Participant’s Separation From Service.
     9.04 Alternative Forms of Benefit Payments for Grandfathered Amounts. A Participant’s or former Participant’s benefit under Section 9.01 shall be paid, with respect to such Participant’s or former Participant’s Grandfathered Amounts, or with respect to such Participant’s or former Participant’s subaccounts established pursuant to Section 3.06 and/or Section 4.05 that are attributable to his Grandfathered Amounts separately and respectively, in one of the following forms irrevocably elected by such Participant or former Participant pursuant to Section 3.06 and/or Section 4.05:
     (a) A single lump sum payment; or
     (b) Any number (from two to 20 as designated by such Participant or former Participant) of annual installment payments and, in the event of such Participant’s or former Participant’s death prior to the receipt of all of the elected installment payments, the remaining installments shall be paid to such Participant’s or former Participant’s designated beneficiary as provided in Section 9.08. The amount of each annual installment shall be computed by dividing the Vested Interest in the unpaid balance in the Participant’s or former Participant’s Accounts as of the date of payment of such annual installment by the number of annual installments remaining.
     With respect to any portion of a Participant’s or former Participant’s benefit attributable to his Pre-2009 Accounts for which an election was not made in accordance with Section 3.06 or Section 4.05, such amount shall be paid in the form of 15 annual installment payments to such Participant or former Participant or, in the event of such Participant’s or former Participant’s death prior to his receipt of all such installments, to his designated beneficiary as provided in Section 9.08; provided, however, that with respect to Grandfathered Amounts, the Plan Administrator may, in its sole discretion, elect to make such benefit payment in any other available form. If a Participant or former Participant dies prior to the date the payment of his benefit begins and if no form of payment election is in effect for any portion of such Participant’s or former Participant’s benefit, such amount shall be paid to the Participant’s or former Participant’s designated beneficiary in the form described in the preceding sentence. If a Participant or former Participant dies prior to the date the payment of his benefit begins with a form of payment election in effect, then benefit payments shall be made to the Participant’s or former Participant’s designated beneficiary in the form elected by the Participant or former Participant.
     9.05 Alternative Forms of Benefit Payments for Amounts Other Than Grandfathered Amounts.
     A Participant’s or former Participant’s benefit under Section 9.01 shall be paid, with respect to such Participant’s or former Participant’s Accounts other than his Grandfathered Amounts, or with respect to such Participant’s or former Participant’s subaccounts established pursuant to Section 3.06 and/or Section 4.05 that are not attributable to his Grandfathered Amounts separately and respectively, in one of the following forms irrevocably elected by such Participant or former Participant pursuant to Section 3.06 and/or Section 4.05:
     (a) A single lump sum payment; or
     (b) Any number (from two to 20 as designated by such Participant or former Participant) of annual installment payments and, in the event of such Participant’s or former Participant’s death prior to the receipt of all of the elected installment payments, the remaining installments shall be paid to such Participant’s or former Participant’s designated beneficiary as provided in Section 9.08. The amount of each annual installment shall be computed by dividing the Vested Interest in the unpaid balance in the Participant’s or former Participant’s Accounts as of the date of payment of such annual installment by the number of annual installments remaining.
     With respect to any portion of a Participant’s or former Participant’s benefit for which an election was not made in accordance with Section 3.06 or Section 4.05, other than amounts attributable to his Pre-2009 Accounts, such amount shall be paid in the form of single sum payment to such Participant or former Participant. If no form of payment election is in effect for any portion of such Participant’s or former Participant’s benefit, and the Participant or former Participant dies prior to the date such amount is paid, such amount shall be paid to the Participant’s or former Participant’s designated beneficiary in the form described in the preceding sentence. If a Participant or former Participant dies prior to the date the payment of his benefit begins with a form of payment election in effect, then benefit payments shall be made to the Participant’s or former Participant’s designated beneficiary in the form elected by the Participant or former Participant.
     9.06 Accelerated Pay-Out of Certain Grandfathered Amounts. Notwithstanding any provision of the Plan to the contrary, if a Participant’s or former Participant’s benefit payments respecting Grandfathered Amounts credited to any one subaccount established pursuant to Section 3.06 or Section 4.05 are to be paid in a form other than a single lump sum payment and the aggregate Grandfathered Amounts credited to such subaccount at the time of commencement of such payments is less than $50,000, then the Plan Administrator may, in its sole discretion, elect to cause such Grandfathered Amounts credited to such subaccount to be paid in a single lump sum payment.

     9.07 Accelerated Pay-Out of Certain Amounts Including Grandfathered Amounts. Effective January 1, 2009, notwithstanding any other provision of the Plan to the contrary, if the aggregate amount of the Participant’s or former Participant’s Account balances under the Plan (including Grandfathered Amounts) does not exceed the Cashout Amount (as defined below), the amounts credited to the Participant’s or former Participant’s Account shall be distributed to him immediately in the form of a single lump sum payment; provided, however, that no such payment shall be made to a Participant or former Participant prior to the later of (1) the first day of the month coincident with or next following the date that is six months after the date of the Participant’s or former Participant’s Separation From Service and (2) the first day of the Plan Year next following the date of the Participant’s or former Participant’s Separation From Service; and provided further that the payment results in the termination and liquidation of the entirety of the Participant’s or former Participant’s interest under the Plan and all arrangements that are treated as having been deferred under a single nonqualified deferred compensation plan under Department of Treasury Regulation section 1.409A-1(c)(2). For purposes of this Section 9.07, the term “Cashout Amount” means the applicable dollar amount under section 402(g)(1)(B) of the Code in effect during the Plan Year.
     9.08 Designation of Beneficiaries.
     (a) Each Participant or former Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Plan Administrator and filing same with the Plan Administrator. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.
     (b) If no such designation is on file with the Plan Administrator at the time of the death of the Participant or former Participant or such designation is not effective for any reason as determined by the Plan Administrator, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:
     (i) If a Participant or former Participant leaves a surviving spouse, his benefit shall be paid to such surviving spouse;
     (ii) If a Participant or former Participant leaves no surviving spouse, his benefit shall be paid to such Participant’s or former Participant’s executor or administrator, or to his heirs at law if there is no administration of such Participant’s or former Participant’s estate.
     9.09 Payment of Benefits. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Participants or former Participants or their respective beneficiaries, except to the extent the Company pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Company. Any benefit payments made to a Participant, or former Participant, or for his benefit pursuant to any provision of the Plan shall be debited to such Participant’s or former Participant’s Accounts. All benefit payments shall be made in cash to the fullest extent practicable.

     9.10 Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant or former Participant, if the Plan Administrator is unable, after reasonable efforts, to locate the Participant, the former Participant or the beneficiary to whom such benefit is payable, upon the Plan Administrator’s determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant, the former Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit (without any adjustment for earnings or loss) shall be restored to the Plan by the Company and paid in accordance with the Plan.
     9.11 Plan Administrator Determination of Pay-Out of Certain Benefits. Notwithstanding any provision in Section 3.06 to the contrary, the form of payment of a Participant’s or former Participant’s benefits with respect to the portion of his Account attributable to the amount, if any, credited to his Account on December 31, 1994, under the Plan as in effect immediately prior to the January 1, 1995 restatement of the Plan, and the earnings and losses allocated with respect thereto may, in the sole discretion of the Plan Administrator, be changed from the form elected by such Participant or former Participant pursuant to the provisions of the Plan as in effect immediately prior to the January 1, 1995 restatement of the Plan to one or more other forms provided in Section 9.04. In making its determination as to the form(s) of payment, the Plan Administrator may consider the age, family status, health, financial status, or such other facts as it deems relevant respecting the Participant or former Participant. The Participant or former Participant may, but shall not be required to, express his preference to the Plan Administrator as to such form(s) of payment, but the Plan Administrator shall be under no obligation to follow such preference. Any such change shall be prior to the time such portion becomes payable to such Participant or former Participant.
     9.12 Statutory Benefits. If any benefit obligations are required to be paid under the Plan to a Participant or former Participant in conjunction with severance of employment under the laws of the country where the Participant or former Participant is employed or under federal, state or local law, the benefits paid to a Participant or former Participant pursuant to the provisions of the Plan will be deemed to be in satisfaction of any statutorily required benefit obligations.
     9.13 Payment to Alternate Payee Under Domestic Relations Order. Plan benefits that are awarded to an Alternate Payee in a Domestic Relations Order shall be paid to the Alternate Payee at the time and in the form directed in the Domestic Relations Order. The Domestic Relations Order may provide for an immediate lump sum payment to an Alternate Payee. A Domestic Relations Order may not otherwise provide for a time or form of payment that is not permitted under the Plan. A Domestic Relations Order will be disregarded to the extent it awards an Alternate Payee benefits in excess of the applicable Participant’s or former Participant’s Vested Interest.

ARTICLE X
ADMINISTRATION OF THE PLAN
     10.01 Plan Administrator. Baker Hughes shall be the “Plan Administrator” and the “named fiduciary” for purposes of ERISA and shall be subject to service of process on behalf of the Plan.
     10.02 Resignation and Removal. The members of a Committee serving as Plan Administrator shall serve at the pleasure of the Board; they may be officers, directors, or Employees of the Company or any other individuals. At any time during his term of office, any member of a Committee or any individual serving as Plan Administrator may resign by giving written notice to the Board, such resignation to become effective upon the appointment of a substitute or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during its term of office, and for any reason, any member of a Committee or any individual serving as Plan Administrator may be removed by the Board.
     10.03 Records and Procedures. The Plan Administrator shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant, former Participant or the beneficiary of any Participant or former Participant such records as pertain to that individual’s interest in the Plan. If a Committee is performing duties as the Plan Administrator, the Committee shall designate the individual or individuals who shall be authorized to sign for the Plan Administrator and, upon such designation, the signature of such individual or individuals shall bind the Plan Administrator.
     10.04 Self-Interest of Plan Administrator. Neither the members of a Committee nor any individual Plan Administrator shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which any Committee member or individual Plan Administrator is so disqualified to act, the other members of the Committee shall decide the matter in which the Committee member or individual Plan Administrator is disqualified.
     10.05 Compensation and Bonding. Neither the members of a Committee nor any individual Plan Administrator shall receive compensation with respect to their services on the Committee or as Plan Administrator. To the extent required by applicable law, or required by the Company, neither the members of a Committee nor any individual Plan Administrator shall furnish bond or security for the performance of their duties hereunder.
     10.06 Plan Administrator Powers and Duties. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, and authority:
     (a) to make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Plan Administrator;

     (b) to construe in its discretion all terms, provisions, conditions, and limitations of the Plan;
     (c) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;
     (d) to employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Plan Administrator may deem necessary or advisable for the proper and efficient administration of the Plan;
     (e) to determine in its discretion all questions relating to eligibility;
     (f) to determine whether and when a Participant has incurred a Separation From Service or Termination of Employment, and the reason for such termination;
     (g) to make a determination in its discretion as to the right of any individual to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;
     (h) to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and
     (i) to establish or designate Funds as deemed investment options as provided in Article VI.
     10.07 Reliance on Documents, Instruments, etc. The Plan Administrator may rely on any certificate statement or other representation made on behalf of the Company, any Employee or any Participant, which the Plan Administrator in good faith believes to be genuine, and on any certificate, statement, report or other representation made to it by any agent or any attorney, accountant or other expert retained by it or the Company in connection with the operation and administration of the Plan.
     10.08 Claims Review Procedures; Claims Appeals Procedures.
     (a) Claims Review Procedures. When a benefit is due, the Participant, or the person entitled to Benefits under Section 9.06, should submit a claim to the office designated by the Plan Administrator to receive claims. Under normal circumstances, the Plan Administrator will make a final decision as to a claim within 90 days after receipt of the claim. If the Plan Administrator notifies the claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Plan Administrator must notify the claimant in writing, and the written notice must set forth in a manner calculated to be understood by the claimant:
     (1) the specific reason or reasons for the denial;

     (2) specific reference to the Plan provisions on which the denial is based;
(3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(4) an explanation of the Plan claims review procedures and time limits, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA.
If a decision is not given to the Participant within the claims review period, the claim is treated as if it were denied on the last day of the claims review period.
     (b) Claims Appeals Procedures. For purposes of this section the Participant or the person entitled to Benefits under Section 10 is referred to as the “claimant.” If a claimant’s claim made pursuant to Section 10.08(a) is denied and he wants a review, he must apply to the Plan Administrator in writing. That application can include any arguments, written comments, documents, records, and other information relating to the claim for benefits. In addition, the claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim. For this purpose, “relevant” means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. The Plan Administrator must take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Plan Administrator can schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.
     The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Plan Administrator must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Plan Administrator notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Plan Administrator must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and a statement of the claimant’s right to bring an action under section 502(a) of ERISA If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

     Within 60 days of receipt by a claimant of a notice denying a claim under the preceding paragraph, the claimant or his or her duly authorized representative may request in writing a full and fair review of the claim by the Plan Administrator. The Plan Administrator may extend the 60-day period where the nature of the benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Plan Administrator shall make a decision promptly, and not later than 60 days after the Plan’s receipt of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.
     10.09 Company to Supply Information. The Company shall supply full and timely information to the Plan Administrator, including, but not limited to, information relating to each Participant’s Base Compensation, Bonus, Ineligible Thrift Plan Compensation, Ineligible Pension Plan Compensation, age, Retirement, death, or other cause of Termination of Employment and such other pertinent facts as the Plan Administrator may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee’s duties under the Plan and the Trust Agreement. When making a determination in connection with the Plan, the Plan Administrator shall be entitled to rely upon the aforesaid information furnished by the Company.
     10.10 Indemnity. To the extent permitted by applicable law, the Company shall indemnify and save harmless the Board, each member of the Committee, each delegate of the Committee or the Board and the Plan Administrator against any and all expenses, liabilities and claims (including legal fees incurred to investigate or defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.
ARTICLE XI
ADMINISTRATION OF FUNDS
     11.01 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Plan Administrator, may be paid by the Company and, if not paid by the Company, shall be paid by the Trustee from the Trust Fund, if any.
     11.02 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the

Trustee, if any, shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Plan Administrator shall maintain one or more Accounts in the name of each Participant or former Participant, but the maintenance of an Account designated as the Account of a Participant or former Participant shall not mean that such Participant or former Participant shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant or former Participant shall have any title to any specific asset in the Trust Fund, if any.
ARTICLE XII
ADOPTION OF PLAN BY OTHER EMPLOYERS
     12.01 Adoption Procedure.
     (a) With the written approval of the Plan Administrator, any entity that is an Affiliate may adopt the Plan by appropriate action of its board of directors or noncorporate counterpart, as evidenced by a written instrument executed by an authorized officer of such entity or an executed adoption agreement (approved by the board of directors or noncorporate counterpart of the Affiliate), agreeing to be bound by all the terms, conditions and limitations of the Plan except those, if any, specifically described in the adoption instrument, and providing all information required by the Plan Administrator. The Plan Administrator and the adopting Affiliate may agree to incorporate specific provisions relating to the operation of the Plan that apply to the adopting Affiliate only and shall become, as to such adopting Affiliate and its employees, a part of the Plan.
     (b) The provisions of the Plan may be modified so as to increase the obligations of an adopting Affiliate only with the consent of such Affiliate, which consent shall be conclusively presumed to have been given by such Affiliate unless the Affiliate gives the Company written notice of its rejection of the amendment within 30 days after the adoption of the amendment.
     (c) The provisions of the Plan shall apply separately and equally to each adopting Affiliate and its employees in the same manner as is expressly provided for the Company and its employees, except that the power to appoint or otherwise affect the Plan Administrator and the power to amend or terminate the Plan shall be exercised by the Company. The Plan Administrator shall act as the agent for each Affiliate that adopts the Plan for all purposes of administration thereof.
     (d) Any adopting Affiliate may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, the Plan Administrator may, in its discretion, terminate an Affiliate’s participation in the Plan at any time.
     (e) The Plan will terminate with respect to any Affiliate that has adopted the Plan pursuant to this Section if the Affiliate ceases to be an Affiliate or revokes its adoption of the Plan by resolution of its board of directors or noncorporate counterpart evidenced by a written instrument executed by an authorized officer of the Affiliate. If the Plan terminates with respect to any Affiliate, the employees of that Affiliate will no longer be eligible to be Participants in the Plan.
     (f) For purposes of the Code and ERISA, the Plan as adopted by the Affiliates shall constitute a single plan rather than a separate plan of each Affiliate.
     12.02 No Joint Venture Implied. The document which evidences the adoption of the Plan by an Affiliate shall become a part of the Plan. However, neither the adoption of the Plan by an Affiliate nor any act performed by it in relation to the Plan shall ever create a joint venture or partnership relation between it and any other Affiliate.
ARTICLE XIII
NATURE OF THE PLAN
AND ESTABLISHMENT OF THE TRUST
     13.01 Nature of the Plan. The Company intends and desires by the adoption of the Plan to recognize the value to the Company of the past and present services of employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The establishment of the Plan is, in part, made necessary by certain benefit limitations which are imposed on the Thrift Plan and the Pension Plan by the Code. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company. Plan benefits herein provided are a contractual obligation of the Company which shall be paid out of the Company’s general assets. Nevertheless, subject to the terms hereof and of the Trust Agreement, the Company may transfer money or other property to the Trustee to provide Plan benefits hereunder, and the Trustee shall pay Plan benefits to Participants, former Participants and their beneficiaries out of the Trust Fund. To the extent the Company transfers assets to the Trustee pursuant to the Trust Agreement, the Plan Administrator may, but need not, establish procedures for the Trustee to invest the Trust Fund in accordance with each Participant’s or former Participant’s designated deemed investments pursuant to Article VI respecting the portion of the Trust Fund assets equal to such Participant’s or former Participant’s Accounts.
     13.02 Establishment of the Trust. The Board, in its sole discretion, may establish the Trust and direct Baker Hughes, for and on behalf of each Company, to enter into the Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of the Company’s creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered “insolvent” if (a) the Company is unable to pay its debts as they become due or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and its board of directors shall have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties’ duty to give notice. When so informed, the Trustee shall suspend payments to the Participants and former

Participants and hold the assets for the benefit of the Company’s general creditors. If the Company subsequently alleges that it is no longer insolvent or if the Trustee receives a written allegation from a third party that the Company is insolvent, the Trustee shall suspend payments to the Participants and former Participants and hold the Trust Fund for the benefit of the Company’s general creditors, and shall determine in accordance with the Trust Agreement whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Participants and former Participants. No Participant, former Participant or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund, and, upon commencement of participation in the Plan, each Participant and former Participant shall have agreed to waive his priority credit position, if any, under applicable state law with respect to the assets of the Trust Fund.
ARTICLE XIV
MISCELLANEOUS
     14.01 Plan Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any individual or to be consideration for the employment of any individual. Nothing herein contained shall be deemed to (a) give any individual the right to be retained in the employ of the Company, (b) restrict the right of the Company to discharge any individual at any time, (c) give the Company the right to require any individual to remain in the employ of the Company, or (d) restrict any individual’s right to terminate his employment at any time.
     14.02 Alienation of Interest Forbidden. The interest of a Participant, former Participant or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any individual to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings. The provisions of this Section 14.02 shall not apply to a Domestic Relations Order.
     14.03 Withholding. All credits to a Participant’s or former Participant’s Accounts and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.
     14.04 Amendment and Termination. The Board, may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan on behalf of any Company; provided, however, that no amendment may be made that would impair the rights of a Participant or former Participant with respect to amounts already credited to his Accounts. The Board may terminate the Plan at any time. If the Plan is terminated, (a) the Grandfathered Amounts credited to a Participant’s or former Participant’s Account shall be paid to such Participant, or former Participant, or his designated beneficiary in the manner specified by the Plan Administrator, which may include the payment of a single lump sum payment in full satisfaction of all of such Participant’s, former Participant’s or beneficiary’s benefits hereunder, and (b) any other amounts credited to the Participant’s or former Participant’s Account shall be paid to such Participant, or former Participant, or his designated beneficiary at the time(s) and in the form(s) elected by the Participant or former Participant under Sections 3.06 and 4.05 (as such elections may have been changed pursuant to Section 3.07).
     14.05 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
     14.06 Arbitration. Any controversy arising out of or relating to the Plan, including without limitation, any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan, the Company’s employment of the Participant, or former Participant, and the termination of that employment, shall be resolved by arbitration in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect. No arbitration proceeding relating to the Plan may be initiated by either the Company or the Participant, or former Participant, unless the claims review and appeals procedures specified in Section 10.08 have been exhausted. Within ten (10) business days of the initiation of an arbitration hereunder, the Company and the Participant, or former Participant, will each separately designate an arbitrator, and within twenty (20) business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the panel of AAA National Panel of Employee Benefit Plan Claims Arbitrators. The arbitrators shall issue their written decision (including a statement of finding of facts) within thirty (30) days from the date of the close of the arbitration hearing. The decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (or replacement or successor statute). Pursuant to Section 9 of the Federal Arbitration Act, the Company and any Participant agrees that any judgment of the United States District Court for the District in which the headquarters of Baker Hughes is located at the time of initiation of an arbitration hereunder shall be entered upon the award made pursuant to the arbitration. Nothing in this Section 14.06 shall be construed to, in any way, limit the scope and effect of Article X. In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Plan Administrator under Article X.
     14.07 Compliance With Section 409A. Except with respect to Grandfathered Amounts, the Plan is intended to comply with Section 409A and the Plan shall be interpreted and operated in a manner consistent with this intention.
     14.08 Governing Law. All provisions of the Plan shall be construed in accordance with the laws of Texas, except to the extent preempted by federal law and except to the extent that the conflicts of laws provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation being in Houston, Texas.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this ___ day of                     , 2008.

BAKER HUGHES INCORPORATED
By:
Title: Vice President, Human Resources